UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2019

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Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On March 12, 2019, director Gary L. Convis provided notice of his retirement from the Board of Directors of Sypris Solutions, Inc. (the “Company”), effective as of the 2019 Annual Meeting of Stockholders scheduled to be held on May 14, 2019. Mr. Convis currently serves as a member of the Board of Directors’ Audit and Finance Committee and its Compensation Committee. Mr. Convis stated that his decision to retire prior to completing his term as a Class III director is not related to any disagreement or dispute with the Company.

In his role as a director, Mr. Convis has provided invaluable strategic advice and guidance to the Company with his extensive knowledge of the Toyota Production System, executive leadership experience in the automotive and commercial vehicle industries and through his willingness to share first-hand experience with many of the Company’s leadership and operations team members.

The Company and the Board are grateful to Mr. Convis for his valuable contributions and many years of service, which have had an outstanding impact and a positive influence on the organization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2019	Sypris Solutions, Inc.

By:
/s/ John R. McGeeney
John R. McGeeney
Vice President, General Counsel and Secretary